Exhibit 99.1
KBR Reports Fourth Quarter and Fiscal Year 2024 Results

Delivered Strong Financial Performance with Solid Bookings Momentum
Issues Fiscal Year 2025 Guidance for Revenues, Adj. EBITDA, Adj. EPS, and Operating Cash Flows

Fourth Quarter 2024 Highlights
(All comparisons versus prior year period unless noted.)
•Revenues of $2.1 billion, up 23% (15% organic)
•Net income attributable to KBR of $76 million; Adjusted EBITDA2 of $228 million, up 21% with an Adjusted EBITDA2 margin of 10.7%
•Diluted EPS of $0.57; Adjusted EPS2 of $0.91, up 32%
•Bookings and options1 of $2.0 billion with 1.0x book-to-bill1

Fiscal Year 2024 Highlights
(All comparisons versus prior year period unless noted.)
•Revenues of $7.7 billion, up 11% (9% organic)
•Net income attributable to KBR of $375 million; Adjusted EBITDA2 of $870 million, up 16% with an Adjusted EBITDA2 margin of 11.2%
•Diluted EPS of $2.79; Adjusted EPS2 of $3.34, up 15%
•Operating cash flows of $462 million, 103% Operating cash conversion2
•Bookings and options1 of $8.8 billion with 1.1x book-to-bill1
•Returned $297 million of value to shareholders through share repurchases and dividends

HOUSTON, TX - February 24, 2025 - KBR, Inc. (NYSE: KBR) today announced its fourth quarter and fiscal year 2024 results.

“KBR delivered sustained performance throughout the year culminating in a strong fourth quarter, with significant revenue and earnings growth as well as margin expansion,” said Stuart Bradie, President and CEO. “During 2024, we maintained our industry-leading safety record, met or exceeded our full year guidance, and advanced our strategy. In addition, we executed a realignment of our segments to better serve our customers and end markets, reduce costs, and open a larger pipeline of opportunities. We also expanded our capabilities with the acquisition of LinQuest, a leading provider of advanced engineering, data analytics and digital capabilities for national security and military space missions.”

Mr. Bradie continued, “We believe our business portfolio is well aligned with the priorities of the new administration in the U.S., especially in the areas of national security and energy policy. Our unique and diverse global portfolio, which serves both commercial and government clients in mission critical and key operational functions, offers resilience given issues present in the world today. As measured from our fiscal year 2024 results, more than 60% of Adj. EBITDA contribution is from non-U.S. government customers. This positioning enables us to approach our fiscal year 2025 outlook with a high degree of confidence, with more than 75% of our projected Revenues already under contract across our global, diversified contract base.”

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Summarized Fourth Quarter and Fiscal Year 2024 Consolidated Results

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
Dollars in millions, except share data	2025	2023	2025	2023
Revenues	$2,122	$1,730	$7,742	$6,956
Operating income	142	147	662	448
Net income (loss) attributable to KBR	76	21	375	(265)
Adjusted EBITDA[2]	228	188	870	747
Operating income margin	6.7%	8.5%	8.6%	6.4%
Adjusted EBITDA[2] margin	10.7%	10.9%	11.2%	10.7%
Earnings per share:
Diluted earnings per share	0.57	0.15	2.79	(1.96)
Adjusted earnings per share[2]	0.91	0.69	3.34	2.91
Cash flows:
Operating cash flows	40	83	462	331
Adjusted operating cash flows[2]	40	83	462	463
Return of capital to shareholders:
Payments to reacquire common stock	51	1	218	138
Payments of dividends to shareholders	20	19	79	72
Leverage:
Total gross debt			2,594	1,851
Cash			350	304
Net leverage (Net debt / Adjusted EBITDA2)			2.6x	2.1x

Fourth Quarter 2024 Consolidated Results Review
(All comparisons against the fourth quarter 2023 unless noted.)

Revenues were $2.1 billion, up 23% or $392 million, primarily driven by on-contract growth across all Government Solutions business units, contributions from the LinQuest acquisition, and growing demand in Sustainable Technology Solutions from engineering and professional services and technology licensing.

Operating income was $142 million, down 4% or $5 million, primarily due to a $26 million resolution of an outstanding contract dispute associated with a legacy U.S. government project.

Net income attributable to KBR was $76 million, up 262% or $55 million, primarily due to a $66 million non-cash charge in the prior year period related to the election of cash as the settlement method for our Convertible Notes that did not recur in the current year period.

Diluted earnings per share were $0.57, up 280% or $0.42, primarily due to higher Net income attributable to KBR noted above and lower diluted weighted average common shares outstanding in the current year period.

Adjusted EBITDA2 was $228 million, up 21% or $40 million, generally in line with the growth in Revenues. Adjusted EBITDA2 margin was 10.7%, generally in line with the prior period.

Adjusted earnings per share2 were $0.91, up 32% or $0.22, due to the increase in Adjusted EBITDA2 noted above, favorable Other non-operating income results from foreign exchange, and lower adjusted weighted average common shares outstanding; partially offset by higher interest expense.

Backlog and options as of the fiscal year end totaled $21.2 billion. Book-to-bill1 was 1.0x for the quarter and 1.1x on a trailing-twelve-months basis.
1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Summarized Fourth Quarter and Fiscal Year 2024 Segment Results

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
Dollars in millions, Backlog in billions	2025	2023	2025	2023
Revenues	$2,122	$1,730	$7,742	$6,956
Government Solutions	1,598	1,328	5,871	5,353
Sustainable Technology Solutions	524	402	1,871	1,603
Adjusted EBITDA[2]	228	188	870	747
Government Solutions	150	128	587	536
Sustainable Technology Solutions	108	85	398	336
Corporate	(30)	(25)	(115)	(125)
Adjusted EBITDA[2] margin	10.7%	10.9%	11.2%	10.7%
Government Solutions	9.4%	9.6%	10.0%	10.0%
Sustainable Technology Solutions	20.6%	21.1%	21.3%	21.0%
Backlog			17,264	17,335
Government Solutions			13,554	12,790
Sustainable Technology Solutions			3,710	4,545
Backlog and options			21,239	21,732
Government Solutions			17,529	17,187
Sustainable Technology Solutions			3,710	4,545

Fourth Quarter 2024 Segment Results Review
(All comparisons against the fourth quarter 2023 unless noted.)

Government Solutions (GS)
Revenues were $1,598 million, up 20% or $270 million, driven by new and on-contract growth across all business units and $140 million from the LinQuest acquisition.

Operating income was $91 million, down 12% or $12 million, primarily due to a $26 million resolution of an outstanding contract dispute associated with a legacy U.S. government project. Operating income margin was 5.7%.

Adjusted EBITDA2 was $150 million, up 17% or $22 million, generally in line with the growth in Revenues. Adjusted EBITDA2 margin was 9.4%, generally in line with the prior year period.

Backlog and options as of the fiscal year end totaled $17.5 billion. Book-to-bill1 was 0.9x for the quarter and 1.1x on a trailing-twelve months basis.

The following new business awards were announced:
•Awarded $187 million U.S. State Department Task Order for Medical Support Services in Iraq
•Awarded $445 million DoD Contract for Joint Mission Environment Test Capability Program
•Awarded $88 million Contract to Provide Rapid Prototyping for Naval Air Systems Command

Sustainable Technology Solutions (STS)
Revenues were $524 million, up 30% or $122 million, driven by increasing demand for sustainable technologies and services.

Operating income was $93 million, up 15% or $12 million, generally in line with the growth in Revenues but partially offset by a $10 million non-cash charge recorded in Equity in earnings (losses) of unconsolidated affiliates
1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

in the current quarter related to foreign currency remeasurement of a contingent liability on the legacy Ichthys project. Operating income margin was 17.7%.

Adjusted EBITDA2 was $108 million, up 27% or $23 million, generally in line with the growth in Revenues. Adjusted EBITDA2 margin was 20.6%, generally in line with the prior year period.

Backlog as of the fiscal year end totaled $3.7 billion. Book-to-bill1 was 1.3x for the quarter and 1.1x on a trailing-twelve months basis.

The following new business awards were announced:
•Selected to Provide Technology Licensing and Proprietary Engineering Design for Lithium Extraction Demonstration Plant in the UK
•Awarded Contract to Support Sustainable Energy Production in Saudi Arabia
•Awarded Global Agreement with BP to Provide EPCM Services
•Awarded FEED Contract for LNG Project in Sur, Oman
•Ammonia Technology Selected by KazAzot, Kazakhstan
•Ammonia Technology Selected by AMUFERT, Angola

Balance Sheet, Cash Flow, and Capital Deployment
Liquidity as of January 3, 2025, totaled approximately $1 billion, comprising $655 million in borrowing capacity under the revolving credit facility and $350 million cash on hand. Net leverage ratio as of January 3, 2025, was 2.6x.

Operating cash flows for the fiscal year were $462 million with Operating cash conversion2 of 103%. Operating cash flows in the fourth quarter and fiscal year were reduced due to a pre-funding of our 2025 pension obligation to our U.K pension plan for approximately £17 million ($21 million at exchange rate as of January 3, 2025).

During the fiscal year, KBR returned $297 million in capital to shareholders, consisting of $218 million in share repurchases and $79 million in regular dividends.

On February 20, 2025, the Board of Directors approved a 10% increase to the dividend, resulting in a quarterly dividend of $0.165 per share, or $0.66 per share annualized. The dividend is payable April 15, 2025, to shareholders of record on March 14, 2025. In addition, the Board increased the total amount authorized and available for repurchase under the share repurchase program to $750 million.

Segment Realignment
To streamline and optimize our processes, we realigned our segments effective for fiscal 2025. As part of this realignment, our Government Solutions reportable segment has been renamed Mission Technology Solutions, while Sustainable Technology Solutions has retained its name. The international business contained within Government Solutions has been integrated into both Mission Technology Solutions and Sustainable Technology Solutions. The Company will begin reporting the new segment information beginning the first fiscal quarter of 2025.

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Fiscal Year 2025 Guidance
KBR issues the following outlook for fiscal year 2025:

	Fiscal Year 2025 Guidance	Growth
Revenues	$8.7B - $9.1B	+ 12% - 18%, up 15% at the midpoint
Adjusted EBITDA	$950M - $990M	+ 9% - 14%, up 11% at the midpoint
Adjusted EPS	$3.71 - $3.95	+ 11% - 18%, up 15% at the midpoint
Operating cash flows	$500M - $550M	+ 8% - 19%, up 14% at the midpoint

The company does not provide reconciliations of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Management has provided the following assumptions related to fiscal year 2025 guidance:
•Adjusted weighted average common shares outstanding: ~133 million
•Depreciation & amortization: ~$165 million (includes ~$45 million purchased intangibles amortization)
•Capital expenditures: ~$50 - 65 million
•Effective tax rate: 25% - 27%
•Adjusted EPS phasing: 47% 1H / 53% 2H

Conference Call Details
The company will host a conference call to discuss its fourth quarter and fiscal year 2024 results on Monday, February 24, 2025, at 3:00 p.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 718317.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 38,000 people worldwide with customers in more than 80 countries and operations in over 29 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this release, book-to-bill excludes long-term UK PFIs and the Plaquemines LNG project. Bookings and options exclude long-term UK PFIs and the Plaquemines LNG project.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and regulatory requirements and policies that may require us to pause, delay or abandon new and existing projects; changes in the priorities, focus, authority and budgets of government agencies under the new administration that may impact our existing projects and/or our ability to win new contracts; the ongoing conflict between Russia and Ukraine and volatility and continued unrest in the Middle East and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Jamie DuBray
Vice President, Investor Relations
713-753-2133
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications
713-753-3800
Mediarelations@kbr.com

KBR, Inc.
Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
	2025	2023	2025	2023
Revenues:
Government Solutions	$1,598	$1,328	$5,871	$5,353
Sustainable Technology Solutions	524	402	1,871	1,603
Total revenues	2,122	1,730	7,742	6,956
Gross profit	293	237	1,103	977
Equity in earnings (losses) of unconsolidated affiliates	10	36	107	114
Selling, general and administrative expenses	(154)	(118)	(544)	(488)
Legal settlement of legacy matter	—	—	—	(144)
Gain (loss) on disposition of assets and investments	—	(7)	7	(7)
Other	(7)	(1)	(11)	(4)
Operating income:
Government Solutions	91	103	453	285
Sustainable Technology Solutions	93	81	370	324
Corporate	(42)	(37)	(161)	(161)
Total operating income	142	147	662	448
Interest expense	(44)	(30)	(144)	(115)
Charges associated with Convertible Notes	—	(66)	—	(494)
Other non-operating income (expense)	3	(4)	(7)	(5)
Income (loss) before income taxes	101	47	511	(166)
Provision for income taxes	(23)	(26)	(130)	(95)
Net income (loss)	78	21	381	(261)
Less: Net income attributable to noncontrolling interests	2	—	6	4
Net income (loss) attributable to KBR	$76	$21	$375	$(265)
Adjusted EBITDA[1]	$228	$188	$870	$747
Diluted EPS	$0.57	$0.15	$2.79	$(1.96)
Adjusted EPS[1]	$0.91	$0.69	$3.34	$2.91
Diluted weighted average common shares outstanding	133	137	134	135
Adjusted weighted average common shares outstanding	133	135	134	136
[1] See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Consolidated Balance Sheets
(In millions, except share data)

	January 3,	December 29,
	2025	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$350	$304
Accounts receivable, net of allowance for credit losses of $9 and $8	1,071	981
Contract assets	273	177
Other current assets	179	189
Total current assets	1,873	1,651
Pension Assets	82	—
Property, plant, and equipment, net of accumulated depreciation of $474 and $458 (including net PPE of $57 and $36 owned by a variable interest entity)	289	239
Operating lease right-of-use assets	203	138
Goodwill	2,630	2,109
Intangible assets, net of accumulated amortization of $427 and $382	763	618
Equity in and advances to unconsolidated affiliates	192	206
Deferred income taxes	209	239
Other assets	422	365
Total assets	$6,663	$5,565
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$777	$593
Contract liabilities	336	359
Accrued salaries, wages and benefits	353	340
Current maturities of long-term debt	36	31
Other current liabilities	280	249
Total current liabilities	1,782	1,572
Employee compensation and benefits	135	120
Income tax payable	122	106
Deferred income taxes	83	106
Long-term debt	2,533	1,801
Operating lease liabilities	228	176
Other liabilities	313	290
Total liabilities	5,196	4,171
Commitments and Contingencies
KBR shareholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 182,469,230 and 181,713,586 shares issued, and 132,435,609 and 135,067,562 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,526	2,505
Retained earnings	1,367	1,072
Treasury stock, 50,033,621 shares and 46,646,024 shares, at cost, respectively	(1,494)	(1,279)
Accumulated other comprehensive loss	(946)	(915)
Total KBR shareholders’ equity	1,453	1,383
Noncontrolling interests	14	11
Total shareholders’ equity	1,467	1,394
Total liabilities and shareholders’ equity	$6,663	$5,565

KBR, Inc.
Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	Year Ended
	January 3,	December 29,
	2025	2023
Cash flows from operating activities:
Net income (loss)	$381	$(261)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Charges associated with Convertible Notes	—	494
Depreciation and amortization	156	141
Equity in (earnings) losses of unconsolidated affiliates	(107)	(114)
Deferred income tax expense	1	14
Loss (gain) on disposition of assets	(7)	7
Other	41	46
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable, net of allowance for credit losses	(1)	(32)
Contract assets	(96)	44
Accounts payable	148	(49)
Contract liabilities	(27)	82
Accrued salaries, wages and benefits	(6)	22
Payments on operating lease liabilities	(71)	(65)
Payments from unconsolidated affiliates, net	9	18
Distributions of earnings from unconsolidated affiliates	163	74
Pension funding	(62)	(9)
Other assets and liabilities	(60)	(81)
Total cash flows provided by operating activities	$462	$331
Cash flows from investing activities:
Purchases of property, plant and equipment	$(77)	$(80)
Net proceeds from sale of assets or investments	7	—
Return of equity method investments, net	36	60
Acquisition of business, net of cash acquired	(738)	—
Funding in other investment	(5)	(39)
Other	1	(11)
Total cash flows (used in) provided by investing activities	$(776)	$(70)
Cash flows from financing activities:
Borrowings on short-term and long-term debt	574	—
Borrowings on Revolver	393	785
Payments on short-term and long-term debt	(124)	(17)
Payments on Revolver	(98)	(340)
Payments on settlement of warrants	(33)	(217)
Proceeds from the settlement of note hedge	—	493
Payments to settle Convertible Notes	—	(843)
Debt issuance costs	(18)	—
Payments of dividends to shareholders	(79)	(72)
Payments to reacquire common stock	(218)	(138)
Acquisition of noncontrolling interest	(10)	—
Other	(13)	(10)
Total cash flows provided by (used in) financing activities	$374	$(359)
Effect of exchange rate changes on cash	(14)	13
Increase (decrease) in cash and cash equivalents	46	(85)
Cash and cash equivalents at beginning of period	304	389
Cash and equivalents at end of period	$350	$304
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$20	$18

Unaudited Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted EBITDA
We evaluate performance based on Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as Net income (loss) attributable to KBR, plus Interest expense; Accretion of Convertible Notes debt discounts; Other non-operating expense (income); Provision for income taxes; Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA can also be defined as Operating income less Net income attributable to noncontrolling interests; plus Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA margin for each of the three- and twelve-month periods ended January 3, 2025 and December 29, 2023 are considered non-GAAP financial measures under SEC rules because Adjusted EBITDA excludes certain amounts included in the calculation of Net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three- and twelve-month periods ended January 3, 2025 and December 29, 2023 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
Dollars in millions	2025	2023	2025	2023

Net income (loss) attributable to KBR	$76	$21	$375	$(265)
•Interest expense	44	30	144	115
•Accretion of Convertible Notes debt discounts	—	40	—	282
•Other non-operating expense (income)	(3)	4	7	5
•Provision for income taxes	23	26	130	95
•Depreciation and amortization	44	37	156	141
•Acquisition, integration and restructuring	8	4	23	10
•Ichthys commercial dispute cost	10	(5)	11	1
•Legacy legal fees and settlements	26	1	24	155
•(Benefits) Provisions related to exit from Russian commercial projects	—	4	—	(4)
•Loss on derivative bifurcation	—	—	—	104
•Loss on debt extinguishment	—	—	—	70
•Loss on settlement of warrants	—	26	—	38
Adjusted EBITDA	$228	$188	$870	$747

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
Dollars in millions	2025	2023	2025	2023

Operating income - GS	$91	$103	$453	$285
•Depreciation and amortization	31	24	105	96
•Acquisition, integration and restructuring	2	—	5	—
•Legacy legal fees and settlements	26	1	24	155
Adjusted EBITDA - GS	$150	$128	$587	$536

Operating income - STS	$93	$81	$370	$324
•Net income attributable to noncontrolling interests	(2)	—	(6)	(4)
•Depreciation and amortization	5	5	21	19
•Acquisition, integration and restructuring	2	—	2	—
•Ichthys commercial dispute cost	10	(5)	11	1
•(Benefits) provisions related to exit from Russian commercial projects	—	4	—	(4)
Adjusted EBITDA - STS	$108	$85	$398	$336

Operating income - Corporate	$(42)	$(37)	$(161)	$(161)
•Depreciation and amortization	8	8	30	26
•Acquisition, integration and restructuring	4	4	16	10
Adjusted EBITDA - Corporate	$(30)	$(25)	$(115)	$(125)

Operating income - KBR	$142	$147	$662	$448
•Noncontrolling interest	(2)	—	(6)	(4)
•Depreciation and amortization	44	37	156	141
•Acquisition, integration and restructuring	8	4	23	10
•Legacy legal fee and settlements	26	1	24	155
•Ichthys commercial dispute cost	10	(5)	11	1
•(Benefits) provisions related to exit from Russian commercial projects	—	4	—	(4)
Adjusted EBITDA - KBR	$228	$188	$870	$747

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three- and twelve-month periods ended January 3, 2025 and December 29, 2023 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three- and twelve-month periods ended January 3, 2025 and December 29, 2023 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
	2025	2023	2025	2023

Diluted EPS	$0.57	$0.15	$2.79	$(1.96)
Adjustments
•Amortization related to acquisitions	0.07	0.04	0.20	0.17
•Ichthys commercial dispute cost	0.08	(0.03)	0.09	0.01
•Acquisition, integration and restructuring	0.05	0.02	0.13	0.06
•Impact of convert accounting and Diluted EPS share count[1]	—	—	—	0.01
•Legacy legal fees and settlements	0.14	—	0.13	1.03
•Benefits related to exit from Russian commercial projects	—	0.02	—	(0.03)
•Charges associated with Convertible Notes	—	0.49	—	3.62
Adjusted EPS	$0.91	$0.69	$3.34	$2.91
Diluted weighted average common shares outstanding	133	137	134	135
Adjusted weighted average common shares outstanding	133	135	134	136
1 For the Year Ended December 29, 2023, adjusted share count includes anti-dilutive shares for warrants excluded from Diluted EPS share count.

Adjusted Operating Cash Flows
Adjusted operating cash flows, Operating cash conversion, and Adjusted operating cash conversion are considered non-GAAP financial measures under SEC rules. Adjusted operating cash flows exclude certain amounts included in the cash flows provided by operating activities calculated in accordance with GAAP. Operating cash conversion and Adjusted operating cash conversion are calculated as Operating cash flows or Adjusted operating cash flows divided by Adjusted weighted average common shares outstanding, which is then divided by Adjusted earnings per share. The most directly comparable financial measure calculated in accordance with GAAP is cash flows provided by operating activities. Management believes that Adjusted operating cash flows afford investors a view of what management considers KBR's core operating cash flow performance for each of the three- and twelve-month periods ended January 3, 2025 and December 29, 2023 and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
Dollars in millions	2025	2023	2025	2023

Cash flows provided by operating activities	$40	$83	$462	$331
Add: Legacy legal settlement (after tax)	—	—	—	132
Adjusted operating cash flows	$40	$83	$462	$463

Operating cash flow per adjusted share	$0.30	$0.61	$3.45	$2.43
Adjusted operating cash flow per adjusted share	0.30	0.61	3.45	3.40
Adjusted earnings per share	0.91	0.69	3.34	2.91

Operating cash conversion	33%	88%	103%	84%
Adjusted operating cash conversion	33%	88%	103%	117%